"The securities represented by this certificate and the shares issuable upon conversion hereof have not been registered under the Securities Act of 1933, as amended. The securities and the shares issuable upon conversion hereof have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the securities or the shares issuable upon conversion hereof, as applicable, under the Securities Act of 1933, as amended, or an opinion of counsel to Dwango North America Corp. that such registration is not required."


                       SENIOR CONVERTIBLE PROMISSORY NOTE




                             DOLLARS                    September 29, 2003
----------------------------                            ------------------
$                                                       Houston, Texas
 --------------------------


         FOR VALUE RECEIVED, the undersigned, DWANGO NORTH AMERICA CORP. (the "Borrower"), having its offices at 5847 San Felipe Street, Houston, Texas 77057, promises to pay to the order of______________________ (the "Lender") having an address of_________________ , the principal sum of ____________________Dollars
($____________ ) in lawful money of the United States of America, payable as follows:


         (1) The principal balance of this Note, together with all interest accrued thereon, shall become due and payable on September 15, 2006. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the execution by the Borrower of a general assignment for the benefit of creditors, the filing by the Borrower of a petition in bankruptcy that is authorized by the Borrower's board of directors, or any petition against the Borrower for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Borrower.

         (2) The principal balance of this Note shall bear interest at the rate of 8% per annum commencing __________, payable upon maturity. In the event that the principal and interest on this Note are not paid in full at maturity, all unpaid amounts shall accrue interest at the rate of 12% per annum until all principal and interest due and owing under this Note is paid in full.

         (3) The principal and accrued but unpaid interest on this Note shall be convertible at any time at the option of the Lender into shares of common stock, par value $.001 per share ("Common Stock"), of Borrower at the initial rate of $1.20 per share of Common Stock (the "Conversion Price"). Such conversion shall be effected by surrender of this Note at the principal office of the Borrower at any time during normal business hours, together with notice in writing that the Lender wishes to convert a portion or all of this Note. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time the rights of the Lender with respect to the principal and interest so converted shall cease and the Lender shall be deemed to have become the holder of record of the shares of Common Stock to be issued upon conversion. As soon as practicable after such conversion, the Borrower shall deliver to the Lender certificates representing the number of shares of Common Stock issuable upon conversion.

         (4) (a) In case the Borrower shall at any time after the date this Note was first issued (i) declare a dividend on the outstanding shares of Common Stock payable in shares of its Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Borrower is the continuing corporation), then, in each case, the Conversion Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In the event that the Borrower issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a per share price (the "Per Share Price") of less than the then current Conversion Price, the Conversion Price shall be immediately reset to equal the Per Share Price; provided, however, that the following issuances shall not cause the Conversion Price to be reset: (i) the issuance of Common Stock upon the exercise of options outstanding as of the date hereof, and (ii) up to an additional 100,000 shares per annum (as proportionately adjusted for the events described in paragraph 4(a) of this Note).

                  (c) Whenever  there shall be an adjustment as provided in this
                  Section 4, the Borrower shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Lender, at its last address appearing on the records of the Borrower, which notice shall be accompanied by an officer's certificate setting forth the number of shares of Common Stock purchasable upon the conversion of this Note after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (d) The Borrower shall not be required to issue fractions of shares of Common Stock or other capital stock of the Borrower upon the conversion of this Note.

                  (e) The Borrower will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unisssued shares, a sufficient number of shares of its Common Stock to provide for the exercise in full of the conversion rights contained in this Note. The Borrower covenants that all shares of Common Stock issuable upon conversion hereof shall be validly issued, fully paid, nonassessable, and free of preemptive rights of third parties.

         (5) This Note may not be prepaid except, in the event that the Common Stock is publicly traded, the Notes may be prepaid by the Borrower on 30 days prior written notice provided that the closing sales price (or closing bid price) of the Common Stock on its principal trading market is at least twice the then current Conversion Price for a period of ten consecutive trading days ending within 20 days prior to the date of the notice of prepayment.

         (6) This Note shall be senior in right of payment to all future indebtedness for borrowed money of the Borrower. The Borrower will not create, incur, assume or suffer to exist any indebtedness for borrowed money that is pari passu or senior in right of payment to this Note.

         (7) In case of any consolidation with or merger of the Borrower with or into another corporation (other than a merger or consolidation in which the Borrower is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Borrower as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall, as a condition to the consummation of any of the foregoing transactions, (i) execute with the Lender an agreement providing that the Lender shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective a provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 4.

         (8) The Lender shall not have, solely on account of holding this Note, any rights of a stockholder of the Borrower, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Borrower, except as provided in this Note.

         This Note is issued pursuant to the Agreement and Plan of Reorganization (the "Agreement") by and between the Borrower and the Lender, among others, and, notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to the terms, conditions, covenants and agreements contained in the Agreement. Reference to the Agreement shall in no way impair the absolute and unconditional obligation of the Borrower to pay the principal and interest as provided herein.

         The Borrower and any endorsers, sureties and guarantors of this Note waive presentment for payment, demand, protest, notice or protest and notice of dishonor hereof, and all other notices to which they may be entitled.

         The Borrower and every endorser of this Note, and every other person at any time liable for the payment of the debt evidenced by this Note, shall, to the extent permitted by the laws of the State of Texas, be obligated to pay to the Lender all expenses of every kind and nature whatsoever incurred in the enforcement of this Note or any rights hereunder, including but not limited to, reasonable attorneys' fees, and hereby agrees to pay to the Lender on demand the amount of any and all such expenses.

         The failure of the Lender to exercise any right or remedy granted to it hereunder on any one or more instances shall not constitute a waiver of any default by the Lender, and all such rights and remedies shall remain continuously in force. No delay or omission in the exercise or enforcement by the Lender of any rights or remedies shall be construed as a waiver of any right or remedy of the Lender; and no exercise or enforcement of any such right or remedy shall be held to exhaust any other right or remedy of the Lender.

         Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, to the addresses listed above. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

         The terms and provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Lender and the Borrower.

         If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         This Note may not be changed orally, but only by an instrument in writing duly executed by the parties against which enforcement of any waiver, change, modification or discharge is sought.

         This Note and its validity, construction and performance shall be governed in all respects by the laws of the State of Texas.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first written above.

                                                  DWANGO NORTH AMERICA CORP.



                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title: